UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2010

CABOT OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10447	04-3072771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Memorial City Plaza 840 Gessner Road, Suite1400 Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 589-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On November 18, 2010, Cabot Oil & Gas Corporation (the “Company”) issued a press release announcing the sale of its Pennsylvania midstream assets to Williams Field Services Company, LLC (“WFS”), a subsidiary of Williams Partners L.P., for consideration of $150 million plus a 25-year gathering agreement. The Company expects the transaction to close during December 2010, subject to normal and customary closing conditions and regulatory clearance.

The transaction involves the Company selling approximately 75 miles of gathering pipelines and two existing compressor stations that the Company has installed and constructed over the last three years. The transaction also establishes a 25-year firm gathering arrangement between the Company and WFS.

After the closing of the transaction, and as part of the new gathering arrangement, the Company will increase its firm takeaway capacity to the Williams Partners’ Transco Pipeline just south of Susquehanna County to 350 Mmcf per day, from 150 Mmcf per day announced in February 2010.

The press release described above is furnished as Exhibit 99.1 to this Current Report. Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The above description of the press release is qualified in its entirety by reference to the complete text of the press release furnished as Exhibit 99.1 hereto.

Item 8.01. Other Events

In the press release referenced in Item 7.01 above, the Company announced the sale of its Pennsylvania midstream assets to Williams Field Services Company, LLC. The disclosure in the first three paragraphs of Item 7.01 above is incorporated by reference herein to this Item 8.01.

Item 9.01. Financial Statements and Exhibits. Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release issued by Cabot Oil & Gas Corporation dated November 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT OIL & GAS CORPORATION

Date: November 19, 2010	By:	/s/ Lisa A. Machesney
Lisa A. Machesney
Vice President, Managing Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release issued by Cabot Oil & Gas Corporation dated November 18, 2010